TTR-HP, INC.

WARRANT PURCHASE AGREEMENT

This Warrant Purchase Agreement (“Warrant”) is entered into this 15th day of April, 2009 by and between Aero Performance Products, Inc., (“AERP”), Flo-Co, LLC (“Flo-Co”) and TTR-HP, Inc. (“ISSUER”).

WHEREAS, Flo-Co has previously purchased 8,100,000 shares of the ISSUER, representing 90% of the total issued and outstanding shares of the ISSUER held by AERP, from AERP under terms and conditions acknowledged by both parties, and

WHEREAS, Flo-Co and the ISSUER desire to grant to AERP the right to reacquire an interest in the ISSUER under the terms and conditions set forth herein,

NOW THEREFORE, AERP, Flo-Co and the ISSUER herein agree as follows:

ARTICLE 1

THE TRANSACTION

1.1

Effective immediately upon the effective date of this Agreement (“Effective Date”), AERP shall have the right to acquire ten million (10,000,000) shares of the ISSUER’s Common Stock from TTR-HP at a purchase price of $0.075 per share, representing total consideration of $750,000.

1.2

AERP’s purchase rights shall expire thirty-six (36) months from the Effective Date.

1.3

The actions described in this Article 1 shall hereinafter be called the “Transaction.”

ARTICLE 2

TERMS AND CONDITIONS OF PURCHASE

2.1

AERP shall tender a written notice to Flo-Co five (5) days prior to exercising its purchase option.

2.2

Notwithstanding the terms and conditions set forth herein, Flo-Co shall retain the right to sell its shares in the ISSUER to any third party at any time subsequent to the Effective date.  However, prior to consummating any such sale, Flo-Co shall offer AERP a “right of first refusal” to match the terms of the purchase offer or to exercise its rights under this Warrant.   Flo-Co shall present any bona-fide purchase offer to AERP in writing, at which time AERP shall have thirty days to decide whether it will exercise its purchase options.  Written notice of intent shall be provided to Flo-Co by Aero prior to the thirty-day deadline.  Absence of such written notice shall be construed by Flo-Co as Aero’s declining to exercise such option.

ARTICLE 3

MISCELLANEOUS

3.1

ISSUE DATE.  The transfer of shares under the exercise of this Warrant Agreement shall occur within five (5) days from the date written notice is received by Flo-Co.

3.2

ENTIRE AGREEMENT; NO OTHER REPRESENTATIONS.  This Agreement (including any exhibits and Schedules hereto) constitute the entire Agreement, and supersede all other prior agreements, understandings, representations, and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

3.3

COUNTERPARTS.  This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same Agreement.

3.4

MODIFICATION OR AMENDMENT.  Subject to the provisions of applicable Law, at any time prior to the Closing, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

3.5

SEVERABILITY.  The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.  If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefore in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision so long as the economics or legal substance of the Transactions contemplated hereby are not affected in any manner adverse in any material respect to any party, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

3.6

EXPENSES.  Each party to this Agreement shall be responsible for all of their own fees and expenses related to this Transaction.

3.7

ASSIGNMENT.  This Agreement shall be not be assignable by AERP.

3.8

NOTICES.  All notices or other communications under this Agreement shall be in writing and shall be deemed duly given, effective (i) three business days later, if sent by registered or certified mail, return receipt requested, postage prepaid, (ii) when sent, if sent by telecopier or fax, provided that the telecopy or fax is promptly confirmed by telephone confirmation thereof, (iii) when served, if delivered personally to the intended recipient, and (iv) one business day later, if sent by overnight delivery via a national courier service, and in each case, addressed to the intended recipient at the address set forth in the preamble hereof.  Any party may change the address to which notices or other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth:

IF TO AERP

Aero Performance Products, Inc.

Attn: Bryan Hunsaker

14553 S. 790 W. Suite B

Bluffdale, Utah 84065

IF TO FLO-CO

Flo-Co, Inc.

595 S. Riverwoods Pkwy, Suite 100

Logan, Utah 84341

3.9

JURISDICTION AND VENUE.  This Agreement shall be interpreted pursuant to the laws of the state of Utah and any dispute relating to the Transactions contemplated herein shall be brought in the state or federal courts in the County of Cache, Utah.  If the parties shall agree to alternative dispute resolution, such action shall be located in the County of Cache, Utah.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

AERO PERFORMANCE PRODUCTS, INC. By: /s/Bryan Hunsaker Its: Chief Executive Officer HOLDER By: /s/ Gregg Geddes Its: Managing Member